OPTION AGREEMENT

         THIS OPTION AGREEMENT ("Agreement") is made and entered into as of this 19th day of October, 2000 (the
"Contract Date") by and between Quentra Networks, Inc., a Delaware corporation ("Optionee"), HA Technology, Inc., a Delaware corporation (the "Company" or "HA"), Barbara Conrad, the sole shareholder of the Company ("Conrad"),
Jerry Conrad, an employee of the Company ("Employee"), and DQE Enterprises, Inc., the holder of a warrant to purchase shares in the Company ("Enterprises").  As used herein the term "Optionor" shall mean Conrad,
Enterprises and HA, as appropriate.

                                                W I T N E S S E T H

         WHEREAS, Optionee, Conrad, Employee, Enterprises and HomeAccess MicroWeb, Inc., a California corporation
("HomeAccess"), entered into that certain Amended and Restated Agreement and Plan of Merger of even date herewith
(the "Merger Agreement"), under which a wholly owned subsidiary of Optionee will be merged with and into
HomeAccess with HomeAccess being the surviving corporation (the "Merger"); and

         WHEREAS, in consideration of the parties' previous business relationships and Optionee's offer to pay the Option Consideration (as defined herein), the parties have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements as hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Definitions.  Terms not otherwise defined in this Agreement shall have the meanings given to them in the Merger Agreement (provided, however, that references to HomeAccess shall be deemed to refer to the
Company in construing such definitions, where the context so requires).

         "Closing Date" means the date the Transaction (as defined below) is consummated.

         "Enterprises  Warrant"  means the warrant  issued to  Enterprises by the Company to purchase forty percent
(40%) of the capital stock of the Company  (333,333 shares of the Company  Preferred Stock (as defined  herein)) in the form attached hereto at Exhibit A.

         "HA License  Agreement"  means that certain  license  agreement dated October 19, 2000 between the Company and HomeAccess, in the form attached hereto as Exhibit B, as the same may be amended from time to time.

         "Merger Closing Date" means the date of this Agreement.

         "Quentra Common Stock" means the common stock, $1.00 par value per share, of Optionee.

                                                      -1-

         2.       Grant of Rights.

                  (a)               Grant of Option.  Optionor and HA, as applicable, hereby grant to Optionee an irrevocable option ("Option") to acquire from Optionor all of the capital stock of the Company now owned or acquired by Optionor in the future, or to acquire from HA all or substantially all of the assets of
         HA (the "Transaction") at any time on or prior to April ___, 2002 (the "Option Expiration Date") in accordance with the terms of a merger agreement, stock purchase agreement or asset purchase agreement
         (the "Purchase Agreement") to be entered by the parties in accordance with Section 2(d).  Optionee shall determine, in its sole discretion, whether the transaction will be in the form of a merger, stock purchase or asset sale, provided that the Transaction shall be treated as a tax-free reorganization.

                  (b)               Exercise Price.  The exercise price for the Option shall be nine million
         (9,000,000) shares of Quentra Common Stock and warrants substantially in the form attached hereto as
         Exhibit C (the "Warrants") to purchase three million eight hundred thousand (3,800,000) shares of
         Quentra Common Stock at an exercise price of $8.64 per share (each subject to adjustment in the event of a stock split, recapitalization or similar event) (collectively, the "Option Consideration").  If
         (i) the Closing Date occurs within six (6) months after the Merger Closing Date, and (ii) Enterprises has not exercised the Enterprises Warrant, in full, on or prior to the Closing Date, Optionee shall only pay sixty percent (60%) of the Option Consideration (i.e., 5,400,000 shares of Quentra Common Stock and
         2,280,000 Warrants) to Conrad and the Enterprises Warrant shall convert into the right to receive forty percent (40%) of the Option Consideration (i.e., 3,600,000 shares of Quentra Common Stock and 1,520,000
         Warrants) for the same consideration as set forth in the Enterprises Warrant; in such event, if the
         Enterprises Warrant, as converted, is not exercised, in full, on or prior to the six (6) month anniversary of the Merger Closing Date, such warrant shall expire and no longer be of any force or effect.  If the Closing Date occurs after the six (6) month anniversary of the Merger Closing Date and
         Enterprises fails to exercise the Enterprises Warrant, in full, on or prior to the Closing Date, such warrant shall terminate and no longer be of any force or effect and Optionee shall only be obligated to pay sixty percent (60%) of the Option Consideration to Conrad.

                  (c)               Option Exercise.  Optionee may exercise the Option at any time on or before the Option Expiration Date by giving Optionor and HA written notice of such exercise (the "Exercise
         Notice").  The Exercise Notice shall set forth the anticipated Closing Date and the time and place of closing; provided, however, the Closing Date shall occur within thirty (30) days after the delivery of the Exercise Notice to Optionor and HA and not earlier than fifteen (15) days after the delivery of the
         Exercise Notice to Optionor and HA, time being of the essence, unless otherwise agreed to by Optionee,
         Optionor and HA.

                  (d)               Additional Actions Upon Exercise.  Upon Optionee's exercise of the Option, the parties will execute a definitive Purchase Agreement as soon as practicable, but in no event later than thirty (30) days after Optionor's and HA's receipt of the Exercise Notice.  The Purchase Agreement will contain the representations, warranties, covenants, indemnification and limitation of liability provisions set forth in the Merger Agreement (with references in the Merger Agreement to "HomeAccess"
         referring to "HA"), except to the extent necessary to incorporate the business terms set forth in this

                                                      -2-

         Agreement and necessary to make the representations and warranties set forth in the Purchase Agreement true and correct, including without limitation, an obligation by Optionee to register the Optionee shares issued or to be issued as part of the Option Consideration, or upon the exercise of the
         Enterprises Warrant, in accordance with Section 6.3(e) of the Merger Agreement, and the survival, indemnification and limitation of liability provisions of Article 7 of the Merger Agreement

         3.   Conduct of Business of the Company.  Except as contemplated by this Agreement or with the prior written consent of Optionee, which consent shall not be unreasonably withheld, during the period from the date of this Agreement to the Closing Date, the Company shall conduct its operations only in the ordinary course of business and shall use its reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers and key employees of the Company, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company.  Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the
Closing Date, the Company shall not, without the prior written consent of Optionee, which consent shall not be unreasonably withheld and shall not fail to take into account the desire of the parties to operate their business independently if this Option is not exercised:

                  (a)               amend or otherwise change the Company's certificate of incorporation or bylaws;

                  (b)               except as contemplated by this Agreement, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of the
         Company capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any subsidiary or any of its affiliates;

                  (c)               sell, pledge, dispose of or encumber any assets or inventory of the Company
         (except for (i) sales of assets or inventory in the ordinary course of business, (ii) dispositions of obsolete or worthless assets, and (iii) pledges of assets pursuant to existing agreements, or agreements the Company is permitted to enter into in connection with the purchase of assets), or take any action that would reasonably be expected to result in any damage to, destruction or loss of any material asset of the Company (whether or not covered by insurance);

                  (d)               (i) declare, set aside, make or pay any dividend or other distribution
         (whether in cash, stock or property or any combination thereof) in respect of any of the Company capital stock, (ii) split, combine or reclassify any of the Company capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company capital stock, (iii) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, except in accordance with preexisting commitments as of the date hereof, or propose to do any of the foregoing;

                                                      -3-

                  (e)               (i) acquire (by merger, consolidation, or acquisition of stock or assets) any
         Entity or division thereof, or enter into or amend any contract to effect any such acquisition, (ii)
         incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of a subsidiary entered into in the Ordinary Course of Business) or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in each case in the ordinary course of business (including pursuant to existing credit lines and lease facilities); (iii) provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Entity; (iv) except in the Ordinary Course of Business or otherwise provided or permitted by this Agreement, enter into or amend any material Contract which provides for the sale, license, or purchase by the Company of assets; (v) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $10,000; (vi) except in the ordinary course of business, license, grant or sell any right to use or otherwise encumber in any manner whatsoever the Company's rights to the intellectual property, including all updates, revisions, or modifications thereof, granted to the Company pursuant to the HA License Agreement or any other intellectual property or proprietary rights now owned or subsequently developed or created by the
         Company (the "HA Intellectual Property") (by way of example, entering into a license agreement with respect to the HA Intellectual Property similar to the terms contemplated in the proposed agreement between HomeAccess and Portland General Electric Company, shall be considered a license entered into in the ordinary course of business); or (vii) enter into or amend any Contract to effect any of the matters prohibited by this Section 3(e);

                  (f)               increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company who are not executive officers of the Company in the ordinary course of business or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis), or, in the ordinary course of business, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

                  (g)               take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

                  (h)               settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

                  (i)               pay, discharge or satisfy any claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

                                                      -4-

                  (j)               engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by this Agreement;

                  (k)               undertake any revaluation of any of the Company's assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (l)               take, or agree in writing or otherwise to take, any of the actions described in Sections 3(a) through (k).

         4.       Legends.  The Company shall cause all certificates evidencing securities of the Company to contain the following restrictive legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION AGREEMENT BETWEEN THE
         COMPANY, THE SHAREHOLDER AND QUENTRA NETWORKS, INC.  A COPY OF THIS AGREEMENT IS AVAILABLE FOR
         REVIEW AT THE COMPANY'S OFFICES.

         In addition, the Company shall not authorize the assignment, pledge, hypothecation or otherwise allow the transfer (the "Transfer") by Optionor of the securities subject to the terms of this
Agreement, unless the transferee has agreed to be bound by the terms of this Agreement and such Transfer is made in accordance with Section 8(a).

         5.       The Company's Warranties, Representations and Covenants.  The Company warrants and represents as of the date hereof (with the express understanding that Optionee is relying on said warranties, representations and covenants) that:

                  (a)               The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.  The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect on the Company.  The Company has no Subsidiaries and
         has never owned beneficially or otherwise any equity interest in any other Person.

                  (b)               The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or name other than the name set forth in its articles of incorporation, as amended.

                  (c)               As of the date of this Agreement, the authorized capital stock of the Company consists of 833,333 shares of the Company's common stock, $.001 par value (the "Company Common Stock")

                                                      -5-

         and 333,333 shares of Series A Convertible Preferred Stock, $.001 par value per share ("Company
         Preferred Stock"), none of which are issued and outstanding.  As of the date of this Agreement, 500,000 shares of Company Common Stock are issued and outstanding, all of which are owned by Conrad, and
         Enterprises owns the Enterprises Warrant to purchase 333,333 shares of the Company Preferred Stock.
         Except as set forth in this Section 5(c), there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company.  All Company Common Stock, the
         Enterprises Warrant, and the shares of Company Preferred Stock issuable upon exercise of the Enterprises
         Warrant, will be free and clear of all Encumbrances and have been duly authorized, validly issued, fully paid and nonassessable, will not be subject to preemptive rights and have been issued in full compliance with all applicable securities laws and other Legal Requirements.  There are no outstanding contractual obligations of the Company to repurchase, redeem or acquire any shares of capital stock of the Company or securities convertible into or exchangeable for any of the foregoing.

                  (d)               The Company has entered into the HA License Agreement with Home Access and granted the Enterprises Warrant to Enterprises, both in the form previously reviewed by Optionee.

                  (e)               The Company has all necessary power and authority to execute and deliver this
         Agreement, to perform its obligations hereunder and to consummate the Transaction and the other transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by the Company of the Transaction and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions.  This
         Agreement has been validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                  (f)               The Company has delivered to Optionee accurate and complete copies of:  (i)
         the Company's certificate of incorporation and bylaws, including all amendments thereto; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings
         (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, and any predecessor thereto, and the board of directors of the Company, and any predecessor thereto.  There have been no meetings or other proceedings of the shareholders of the Company, or any predecessor thereto, or the board of directors of the Company, or any predecessor thereto, that are not reflected in such minutes or other records.

                  (g)               There has not been any violation of any of the provisions of the Company's certificate of incorporation or bylaws or of any resolution adopted by the Company's shareholders or the
         Company's board of directors, and to the Knowledge of the Company no event has occurred, and no

                                                      -6-

         condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

                  (h)               The books of account, stock records, minute books and other records of the
         Company are accurate, up to date and complete, and have been maintained in accordance with sound and prudent business practices.  All of the records of the Company and any predecessor thereto are in the actual possession and direct control of the Company.

                  (i)               Neither the execution and delivery of this Agreement, nor the consummation or performance of the Transaction, will directly or indirectly (with or without notice or lapse of time):

                           (i)              contravene, conflict with or result in a violation of (A) any of the provisions of the Company's certificate of incorporation or bylaws, or (B) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the
                  Company's board of directors, if any;

                           (ii)             to the Knowledge of the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge this
                  Agreement or the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject;

                           (iii)            cause the Company to become subject to, or to become liable for the payment of, any Tax;

                           (iv)             cause any of the assets owned or used by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (v)              to the Knowledge of the Company, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

                           (vi)             contravene, conflict with or result in a violation or breach of, or result in a default under, any material provision of any of the Company Contracts;

                           (vii)            give any Person the right to (A) declare a default or exercise any remedy under any the Company Contract, (B) accelerate the maturity or performance of any the
                  Company Contract, or (C) cancel, terminate or modify any the Company Contract;

                                                      -7-

                           (viii)   give any Person the right to any payment by the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the
                  Company in favor of any Person, in any such case as a result of the change in control of the
                  Company or otherwise resulting from this Agreement or the transactions contemplated hereby; or

                           (ix)             result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

                  (j)               Except as set forth in the HA License Agreement, the Company is not a party to any agreement or license with any other party concerning the HA Intellectual Property.

                  The Company will not be required to make any filing with or give any notice to, or obtain any
         Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Transaction.  As of the date hereof, all such filings, notices and
         Consents have been duly made, given or obtained and are in full force and effect, other than those which by their nature are required to be made, given or obtained after the execution of this Agreement, all of which shall be made, given or obtained within the time required therefor.

         6.       Optionor's Representations and Warranties.  Each Optionor severally warrants and represents as of the date hereof with respect to such Optionor (with the express understanding that Optionee is relying on said warranties, representations and covenants) that:

                  (a)               Optionor has all necessary power and authority to execute and deliver this
         Agreement, to perform its obligations under this Agreement and to consummate the Transaction and the other transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation by Optionor of the Transaction contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Optionor are necessary to authorize this Agreement or to consummate such transactions.  This Agreement has been validly executed and delivered by the Optionor and constitutes a legal, valid and binding obligation of the Optionor, enforceable against it in accordance with its terms.

                  (b)               The Optionor has legal, valid, beneficial and exclusive title to, in the case of Conrad, 500,000 shares of Company Common Stock, and, in the case of Enterprises, the Enterprises
         Warrant, free and clear of all Encumbrances other than those imposed by the Securities Act.

         7.       Optionee's Representations and Warranties.  Optionee warrants and represents as of the date hereof (with the express understanding that the Optionor, the Company and Employee are relying on said warranties, representations and covenants) that:

                  (a)               Optionee and each Subsidiary of Optionee (collectively, the "Optionee
         Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power

                                                      -8-

         and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.  Each of Optionee and each Optionee Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material
         Adverse Effect on Optionee.  Schedule 7(a) sets forth a complete and correct list of all of the Optionee
         Subsidiaries.  Neither Optionee nor any Optionee Subsidiary holds any equity interest in any Person other than the Optionee Subsidiaries so listed.

                  (b)               Optionee has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction and the other transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by Optionee of the Transaction and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action other than the approval of Optionee's stockholders
         (the "Optionee Shareholder Approval") and no other corporate proceedings on the part of Optionee are necessary to authorize this Agreement or to consummate such transactions, except for the Optionee
         Shareholder Approval.  This Agreement has been duly authorized and validly executed and delivered by
         Optionee and constitutes a legal, valid and binding obligation of Optionee, enforceable against it in accordance with its terms.

                  (c)               The representations and warranties set forth in Section 5.2 of the Merger
         Agreement are true and correct.

         8.       Covenants.

                  (a)               Until the termination of this Agreement, each Optionor agrees not to Transfer or otherwise Encumber the Company Common Stock, the Enterprises Warrant or the Company Common Stock
         issuable upon exercise of the Enterprises Warrant, as applicable, unless the transferee has agreed to be bound by the terms hereof and without the prior written consent of Optionee, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, Optionee's consent shall not be required with respect to a Transfer to an Affiliate of Optionor or as a result of a merger, change in control or the sale of all or substantially all of the Optionor's assets.

                  (b)               Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement.

                                                      -9-

         9.       Non-Performance.

                  (a)               In the event of a failure of Optionor or HA to consummate the Transaction in accordance with the terms hereof, Optionee may pursue, any one or all of the following remedies:

                           (i)              Terminate this Agreement;

                           (ii)             Waive such default and close;

                           (iii)            Institute an action for specific performance; and/or

                           (iv)             Pursue any other remedies available under law or in equity;

                  (b)               This Agreement shall terminate automatically if Optionee has not provided
         Optionor and HA an Exercise Notice on or prior to the Option Expiration Date, time being of the essence.

         10.      Assignment.  Except upon the prior written consent of the parties Optionee may not assign the
Option or any other right under this Agreement.

         11.      Broker.  Each of the parties hereto represents to the other that it has not retained the services of a broker or finder in connection with this transaction.  Optionor hereby expressly agrees to indemnify and hold Optionee harmless from and against any and all loss incurred by Optionee as a result of a claim by any person(s) or entity(ies) for a commission claim through Optionor with respect to the transaction contemplated by this Agreement.  HA hereby expressly agrees to indemnify and hold Optionee harmless from and against any and all loss incurred by Optionee as a result of a claim by any person(s) or entity(ies) for a commission claim through HA with respect to the transaction contemplated by this Agreement.  Optionee hereby expressly agrees to indemnify and hold Optionor harmless from and against any and all loss incurred by Optionor as a result of a claim by any person(s) or entity(ies) for a commission claim through Optionee with respect to the transaction contemplated by this Agreement.

         12.      Notice.  Any and all notices or other communications required or permitted under this Agreement shall be given in writing and delivered in Person or sent by United States certified or registered mail, postage prepaid, return receipt requested, or by overnight express mail, or by telex, facsimile or telecopy to the address of such party set forth below.  Any such notice shall be effective upon receipt or three (3) days after placed in the mail, whichever is earlier.

               If to Quentra:

                        Quentra Networks, Inc.
                        1460 S. Sepulveda Blvd., Suite 222
                        Los Angeles, CA 90025
                        Attention: Timothy G. Atkinson, General Counsel
                        Facsimile No.:

                                                      -10-

               With copies to:

                        Morrison + Foerster, LLP
                        370 17th Street, Suite 5200
                        Denver, CO 80202
                        Attention:  Warren L. Troupe, Esq.
                        Facsimile No.: (303) 592-1510

               If to the Company, Conrad or Employee:

                        HA Technology, Inc.
                        c/o Jerry Conrad
                        9500 Toledo Way
                        Irvine, California 92618-1806

               With copies to:

                        Cassady + Klein
                        908 Kenfield Avenue
                        Los Angeles, CA 90049
                        Attention:  Raymond M. Klein, Esq.
                        Facsimile No.: (310) 471-3006

               And:

                        DQE Enterprises, Inc.
                        One Northshore Center
                        Suite 100
                        12 Federal Street
                        Pittsburgh, PA 15212
                        Attention: President
                        Facsimile No.:  (412) 231-2140

               If to Enterprises, to the address set forth above,
               with a copy to:

                        Kirkpatrick and Lockhart LLP
                        1500 Oliver Building
                        Pittsburgh, PA 15222
                        Attention:  David J. Lehman, Esq.
                        Facsimile No.:  (412) 355-6501

         Any party may, by notice so delivered, change its address for notice purposes hereunder.

         13.      Arbitration.  Any dispute between the parties pursuant to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Los

                                                      -11-

Angeles, California.  The arbitration proceeding shall be conducted by one arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall be conducted in accordance with the following procedures and time schedules unless otherwise mutually agreed to by Optionor or
HA, as applicable, and Optionee: (i) within ten (10) days after the appointment of the arbitrator, Optionor or
HA, as applicable, and Optionee shall provide the arbitrator with all documents, records and supporting information reasonably necessary to resolve the dispute and a hearing on such dispute shall be held; (ii) within three (3) days after the hearing, the arbitrator shall render his or her decision; (iii) Optionor or HA, as applicable, and Optionee shall each be entitled to present the testimony of up to two (2) individuals, which testimony shall not exceed four (4) hours in the aggregate; and (iv) no discovery shall be allowed.  The decision or award of the arbitrator shall be final and binding upon Optionor or HA, as applicable, and Optionee to same extent and to the same degree as if the matter had been adjudicated by a court of competent jurisdiction and shall be enforceable under the Federal Arbitrations Act.  The costs and expenses of the arbitration and of the prevailing party (including reasonable attorneys' fees) shall be paid by the non-prevailing party.

         14.      General Provisions.

                  (a)               Integration Clause.  This is the entire agreement between the parties with respect to this transaction.  There are no oral promises, conditions, representations, understandings, interpretations, or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties.  This Agreement may not be amended or modified except by a document in writing signed by the parties.

                  (b)               Applicable Law.  This Agreement shall be interpreted in accordance with the laws of the State of California.

                  (c)               Severability.  In the event any provisions hereof or any portion of any provision hereof shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of any provision, or any other provision hereof, as each provision of this Agreement shall be deemed to be severable from all other provisions hereof.

                  (d)               Waivers.  The waiver of either party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted herein, nor shall the same be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

                  (e)               Binding Agreement; Inurement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

                  (f)               Time Calculations.  Unless otherwise indicated, all periods of time referred to in this Agreement shall refer to calendar days unless specifically stated otherwise and shall include all Saturdays, Sundays and state or national holidays; provided that if the date or last date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or state or

                                                      -12-

         national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

                  (g)               Construction of Party Relationships.  Nothing herein contained shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal or agent or of partnership or joint venture or of any association between the parties.

                  (h)               Captions.  The captions of the paragraphs hereof are for convenience only and shall not govern or influence the interpretation hereof.

                  (i)               Parties Not Bound.  No term or provision of this Agreement or the Exhibits hereto is intended to, or shall be for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker) and no such other person, firm, corporation or entity shall have any right or cause of action hereunder.

                  (j)               Preparation of Agreement.  The parties hereto acknowledge that this Agreement has been negotiated and prepared in an arms-length transaction and that the parties have negotiated all the terms contained herein.  Accordingly, the parties agree that no party shall be deemed to have drafted the Agreement and the Agreement shall not be interpreted against any party as the draftsman.

                  (k)               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.

                                                      -13-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                                     HA Technology, Inc., a Delaware corporation

                                                     By:   /s/ Jerry Conrad
                                                           -------------------------------------

                                                     OPTIONOR:

                                                     DQE Enterprises, Inc.

                                                     By:  /s/ Neal G. Taylor
                                                          --------------------------------------

                                                     OPTIONOR:

                                                     Barbara Conrad

                                                     /s/ Barbara Conrad
                                                     -------------------------------------------

                                                     Jerry Conrad

                                                     /s/ Jerry Conrad
                                                     -------------------------------------------

                                                     OPTIONEE:

                                                     Quentra Networks, Inc., a Delaware corporation

                                                     By:   /s/ James R. McCullough
                                                           -------------------------------------

                                                      -14-

                                                     EXHIBIT A

                                            Form of Enterprises Warrant

                                                     EXHIBIT B

                                                  Form of License

                                                     EXHIBIT C

                                                  Form of Warrant